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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Experts" and "Change in Accountants" and to the use of our report dated January 28, 1998, except for Note 14, as to which the date is May 26, 1998, with respect to the financial statements of Steel Heddle Mfg. Co. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-61041) and related Prospectus of Steel Heddle Group, Inc. for the registration of $29,250,000 in Series B 13 3/4% Senior Discount Debentures due 2009.



                                        /s/ Ernst & Young LLP




Greenville, S.C.
September 29, 1998